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                                                                     EXHIBIT 2.1



                                LUSCAR COAL LTD.

                  CERTIFICATION PURSUANT TO 18 U.S.C. SS. 1350
                   (SECTION 906 OF SARBANES-OXLEY ACT OF 2002)


In connection with the report of Luscar Coal Ltd. (the "Company") on Form 6-K for the quarter ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned certifies that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date:  August 7, 2003





/s/ DENNIS G. MASCHMEYER                        /s/ GARNET CLARK
----------------------------------             --------------------------------
Name:    Dennis G. Maschmeyer                  Name: Garnet Clark
Title:   Chief Executive Officer               Title:  Chief Financial Officer
         Luscar Coal Ltd.                              Luscar Coal Ltd.

A signed original of this written statement required by Section 906 has been provided to Luscar Coal Ltd. and will be retained by Luscar Coal Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.